05:16:18 PM                                             EXHIBIT 99. 14


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1996-B

                            KEY PERFORMANCE FACTORS
                                     APRIL, 1996



        Expected B Maturity                                       04/17/06


        Blended Coupon                                             5.7650%


        Excess Protection Level
          3 Month Average                                            3.05%
        April, 1996                                                  3.05%
        March, 1996                                                   N/A
        February, 1996                                                N/A


        Cash Yield                                                  16.84%


        Investor Charge Offs                                         3.55%


        Base Rate                                                   10.24%


        Over 35 Day Delinquency                                      4.01%


        Seller's Interest                                           21.75%


        Total Payment Rate                                          10.71%


        Total Principal Balance                         $14,617,538,112.27


        Investor Participation Amount                      $500,000,000.00


        Seller Participation Amount                      $3,179,663,112.27



        * For the purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 8.24% (35/360) was used. The Base Rate was calculated using a 36 day monthly period, 3/26/96 - 4/30/96